Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350.
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of PharmaKinetics Laboratories, Inc. (the "Company") on Form 10-K/A for the year ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James M. Wilkinson, II, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of ( operations of the Company as of the dates and for the periods referenced in this Report.

/s/ James M. Wilkinson, II, Ph.D.
---------------------------------
James M. Wilkinson, II, Ph.D.
President and Chief Executive
Officer, Chief Financial
Officer and Secretary
June 29, 2003